UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 3, 2008

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

In connection with the previously announced Settlement Agreement, dated March 15, 2008, among TXCO Resources Inc. (the “Company”), Third Point LLC, Daniel S. Loeb and the other parties named therein, the Company is required to file a new preliminary proxy statement with the Securities and Exchange Commission (the “SEC”).  The Company intends to make this filing with the SEC soon.

To allow more time for the Company to subsequently file the definitive proxy statement with the SEC and to solicit stockholder votes for the proposals therein, the Company’s Board of Directors is postponing its 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) from Friday, May 9, 2008, to Friday, May 30, 2008.  The time and place of the 2008 Annual Meeting will remain as previously announced.  The Company is also resetting the record date for the 2008 Annual Meeting, as postponed.  Only stockholders of record of the Company’s common stock at the close of business on Monday, April 14, 2008, which is the new record date for the 2008 Annual Meeting, are entitled to notice of, and to vote at, the meeting.

On April 3, 2008, the Company issued a press release relating to the postponement of the 2008 Annual Meeting and the resetting of the record date relating thereto, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 3, 2008, entitled “TXCO Announces Postponement of 2008 Annual Meeting of Stockholders”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: April 4, 2008	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 3, 2008, entitled “TXCO Announces Postponement of 2008 Annual Meeting of Stockholders”